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                                                                   EXHIBIT 4(d)




                    Bank Stock Registration Rights Agreement



                           Dated as of March 30, 1994


                                     between


                     B.F. Saul Real Estate Investment Trust


                                       and


            Norwest Bank Minnesota, National Association, as Trustee

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                    BANK STOCK REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into this 30th day of March, 1994, between B.F. Saul Real Estate Investment Trust, an unincorporated Maryland business trust (the "Trust"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

          The Trust has entered into an Indenture dated as of March 30, 1994 (as amended from time to time, the "Indenture") with the Trustee in connection with the Trust's issuance of $175,000,000 aggregate principal amount of its 11 5/8% Senior Secured Notes due 2002 (the "Notes"). Pursuant to Article Twelve of the Indenture, the Trust has, among other things, pledged to the Trustee certain shares of Bank Stock (such term and other capitalized terms used herein and not otherwise defined having the respective meanings specified in the Indenture). This Agreement is intended to permit the Trustee to exercise its remedies under Article Twelve in respect of the Pledged Bank Stock through a public offering thereof. The execution and delivery of this Agreement by the Trust is a condition to the issuance of the Notes under the Indenture.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. REGISTRATION RIGHTS. If the Trustee shall have determined to exercise its right to sell all or any of the Pledged Bank Stock pursuant to Article Twelve of the Indenture, the Trust agrees that, upon request of the Trustee and at the Trust's expense, the Trust will use its best efforts to cause Chevy Chase Bank, F.S.B. (the "Bank") to, and, if possible under applicable law, will:

          (a) execute and deliver, and cause the directors and officers of the Bank or the Trust to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register the Pledged Bank Stock pursuant to 12 C.F.R. Section 563g of the rules and regulations of the Office of Thrift Supervision (the "OTS") (all of the rules and regulations of the OTS set forth in Chapter V of Title 12 of the Code of Federal Regulations, including, without limitation, 12 C.F.R.
     Section 563g, and the rules and regulations of the Securities and Exchange Commission (the "Commission") made applicable to offering circulars by the rules and regulations of the OTS, and all amendments to such regulations and successor regulations and other applicable law, are hereinafter collectively referred to as the "Rules and Regulations"), to cause the offering circular on Form OC relating thereto (the "Offering Circular") to become effective under the Rules and Regulations (such Form OC, as amended at the time the Offering Circular becomes effective under the Rules and Regulations, the "Form OC") and to remain effective for such period as offering circulars are required by law to be furnished and to make all amendments and

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     supplements thereto and to the related offering circular that, in the opinion of the Trustee, are necessary or advisable, all in conformity with the Rules and Regulations;

          (b) use its best efforts to qualify the Pledged Bank Stock under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Bank Stock, as requested by the Trustee;

          (c) if required by applicable law, make available to the security holders of the Bank, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended (the "1933 Act");

          (d) provide the Trustee with such other information as may be necessary or, in the opinion of the Trustee, advisable to enable the Trustee to effect the sale of the Pledged Bank Stock; and

          (e) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Bank Stock or any part thereof valid and binding and in compliance with applicable law.

          The Trustee is authorized, in connection with any sale of the Pledged Bank Stock pursuant to Article Twelve of the Indenture, to the extent permitted by applicable law, to deliver or otherwise disclose to any prospective purchaser of the Pledged Bank Stock (i) any Form OC or offering circular, and all supplements and amendments thereto, prepared pursuant to clause (a) above, (ii) any information provided to it pursuant to clause (d) above and (iii) any other information in its possession relating to the Pledged Bank Stock.

          Without limiting the remedies available to the Trustee and the Holders, the Trust acknowledges that any failure by the Trust to comply with its obligations under this Section 1 may result in material irreparable injury to the Trustee or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Trustee or any Holder may obtain such relief as may be required to specifically enforce the Trust's obligations under this
Section 1.

          2. INDEMNIFICATION AND CONTRIBUTION. (a) The Trust agrees, and agrees to use its best efforts to cause the Bank to agree, to indemnify and hold harmless the Trustee, each participating Holder, each other person who participates in the offering of the Pledged Bank Stock, including underwriters (as defined in the 1933 Act and referred to herein as "Underwriters"), and each person, if any, who controls the Trustee or any participating Holder or other participating person within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (each of the foregoing being an "Indemnitee"), as follows:

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          (i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering circular or Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Trust and the Bank; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by any Indemnitee), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Bank by any Indemnitee expressly for use in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any preliminary offering circular or Offering Circular (or any amendment or supplement thereto).

          (b) In connection with any underwritten offering, the Trust also will, and will use its best efforts to cause the Bank to agree to, indemnify each person who participates as an Underwriter, if any, and each Person who controls such Persons within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

          (c) Each Indemnitee shall be required to severally agree to indemnify and

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hold harmless the Trust, the Bank and each of their respective trustees or directors and each officer of the Bank who signed the Form OC and each Person, if any, who controls the Trust, the Bank or any other Indemnitee within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 2(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any preliminary offering circular or Offering Circular included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust and the Bank expressly for use in any preliminary Form OC or the Form OC (or any amendment or supplement thereto) or any such preliminary offering circular or Offering Circular (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Indemnitee shall be liable for any amount hereunder in excess of the amount of net proceeds received by such Indemnitee from the sale of Pledged Bank Stock.

          (d) Each indemnified party shall be required to give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity provisions set forth in this Section 2 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with their terms, the Trust and each Indemnitee shall, and the Trust shall use its best efforts to cause the Bank to agree to, contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Trust, the Bank and the Indemnitees, as incurred; PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties hereto agree, and the Trust shall use its best efforts to cause the Bank to agree, that,

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as between the Trust, the Bank and each Indemnitee, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportions as shall be appropriate to reflect (i) the relative benefits received by the Trust and the Bank on the one hand and each Indemnitee on another hand from the offering of the Pledged Bank Stock included in such offering, and (ii) the relative fault of the Trust and the Bank on one hand and each Indemnitee on another hand with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that no Indemnitee shall be liable for any amount hereunder in excess of the amount of net proceeds received by such Indemnitee from the sale of Pledged Bank Stock. The parties hereto agree, and the Trust shall use its best efforts to cause the Bank to agree, that it would not be just and equitable if contribution pursuant to this Section 2 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. The parties hereto agree, and the Trust shall use its best efforts to cause the Bank to agree, that, for purposes of this Section 2, each Person, if any, who controls an Indemnitee within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Indemnitee, and each trustee of the Trust, each director of the Bank, each officer of the Bank who signed the Form OC, and each Person, if any, who controls the Trust or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust and the Bank.

          3. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders, Indemnitees and the Bank.

          4. THIRD PARTY BENEFICIARIES. The Holders, Indemnitees and the Bank shall be third party beneficiaries to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

          5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          6. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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          8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          9. EXECUTION OF AGREEMENT BY TRUST. The name "B.F. Saul Real Estate Investment Trust" is the designation of the trustees of the trust under a Declaration of Trust. All Persons dealing with the Trust must look solely to the property and assets of the Trust for the enforcement of any claims against the Trust; neither the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities assume any personal liability for the obligations of the Trust; and the respective properties of the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities shall not be subject to the claims of any such Persons with respect to any such obligations.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                             B.F. SAUL REAL ESTATE
                                             INVESTMENT TRUST

                                             By: /s/ Philip D. Caraci
                                             -----------------------------
                                             Name:   Philip D. Caraci
                                             Title:  Senior Vice President

Confirmed and accepted as
of the date first above
written:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, as trustee

By: /s/ William C. Schmoker
- ------------------------------------
Name:   William C. Schmoker
Title:  Corporate Trust Officer